UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 27, 2005
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact name of registrant as specified in its charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification No.

145 Belmont Drive, Somerset, New Jersey, 08873
Address of principal executive offices, including Zip Code

(732) 271-9090
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On May 27, 2005, EMCORE Corporation (the "Registrant") entered into a Purchase Agreement with JDS Uniphase Corporation, a Delaware corporation ("JDS Uniphase"), providing for the purchase of certain assets and assumption of certain liablities regarding JDS Uniphase's analog cable TV and radio frequency over fiber specialty businesses.  The transaction closed on the same day.

EMCORE paid JDS Uniphase $1.5 million at closing, and agreed to purchase between $2.8 million and $3.8 million of components and parts for use in the manufacture of the acquired products over the next two years.  EMCORE also assumed some open purchase orders for inventory components, and will pay JDS Uniphase a royalty on licensed intellectual property.  The acquired product lines include: hybrid fiber coaxial (HFC) 1550-nm broadcast transmitters, in both legacy and linearized optical modulated designs, to link between cable network headends and hubs, 1310-nm transmitters linking cable network hubs and nodes, 1550-nm DWDM quadrature amplitude modulation (QAM) transmitters, associated analog receivers, amplifiers for extending fiber network reach for FTTX applications, and radio frequency (RF) and microwave over fiber specialty products for defense and satellite communications.

A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report, and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

    (c) Exhibits

Exhibit No.	Description
2.1	Purchase Agreement, dated as of May 27, 2005, between JDS Uniphase Corporation and EMCORE Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
By: /s/ Thomas G. Werthan Thomas G. Werthan Chief Financial Officer

Dated:    June 3, 2005

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase Agreement, dated as of May 27, 2005, between JDS Uniphase Corporation and EMCORE Corporation.